EXHIBIT 10.17

ECOSPHERE TECHNOLOGIES, INC.

3515 S.E. Lionel Terrace

Stuart, FL 34997

November 9, 2006

Mr. Dennis McGuire

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

Re:

Amendment to Management Compensation Adjustment Plan

Dear Dennis:

Reference is made to the Management Compensation Plan entered into on May 26, 2006, between Ecosphere Technologies, Inc., formerly known as UltraStrip Systems, Inc. (the “Company”), and you.  Subsection (ii) was inconsistent with the documentation submitted to and approved by the Board of Directors and is therefore the result of a scrivener’s error.  Accordingly, the third sentence is deleted and replaced by the following:

“If after any six-month review, the Compensation Committee determines, in its sole discretion, that your performance for the period has not been satisfactory, it may determine that the options that are to vest for that period will not vest or will vest in whole or in part.”

Please execute a copy of this letter evidencing your agreement to be bound.  In all other respects, the May 26, 2006 Management Compensation Adjustment Plan is ratified and confirmed.

Very truly yours,

/s/ JAMES C. RUSHING III
James C. Rushing III
Chief Financial Officer

I hereby agree to the foregoing:

/s/ DENNIS MCGUIRE

Dennis McGuire